Exibit 77(o)

                  Transactions Effected Pursuant to rule 10f-3
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Fund                    Issuer                 Date of        Broker/Dealer From      Affiliated/Principal
                                               Purchase       Whom Purchased          Underwriter or Syndicate
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
ING American Century    Double Hull Tankers,   10/12/2005     Deutsche Bank           J.P. Morgan Securities
Small Cap Value         Inc.
Portfolio
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ING Van Kampen Equity   Interpublic Group,     10/19/2005     J.P. Morgan Securities  Morgan Stanley
and Income Portfolio    Inc.
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ING Van Kampen Equity   Qwest Communications,  11/2/2005      Goldman Sachs           Morgan Stanley
and Income Portfolio    Inc.
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